Exhibit 10.3

Exhibit A

Form Amended and Restated Invoice Purchase Agreement
And Related Addenda

{See Attached}

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Amended and Restated Invoice Purchase Agreement

This Amended and Restated Invoice Purchase Agreement (this "Agreement") dated as of February 24, 2021 (“Effective Date”) is by and between LS DE LLC, a Delaware limited liability company, and LSQ Funding Group L.C., a Florida limited liability company (individually and collectively referred to as “Purchaser” or “Purchasers”), with their principal offices at 315 E. Robinson Street, Suite 200, Orlando, FL 32801, on the one hand, and Solarjuice American Inc., a Delaware corporation (“Seller”), on the other hand (Purchasers and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties”) and is governed by the following terms and conditions:

Recitals

A.     Purchasers, on the one hand, and Petersen-Dean, Inc., Beachhead Roofing & Supply, Inc., California Equipment Leasing Association, Inc., Fences 4 America, Inc., James Petersen Industries, Inc., PD Solar, Inc., Petersen Roofing and Solar LLC, PetersenDean Roofing and Solar Systems, Inc., PetersenDean Texas, Inc., Red Rose, Inc., Roofs 4 America, Inc., Solar 4 America, Inc., Sonoma Roofing Services, Inc., and Tri-Valley Supply, Inc. (collectively, “Petersen-Dean”), on the other hand, previously entered that certain Invoice Purchase Agreement, dated as of July 27, 2020 (as amended or supplemented by that certain Multiple Seller Addendum to Invoice Purchase Agreement, Construction Addendum to Invoice Purchase Agreement, and DIP Addendum to Invoice Purchase Agreement, all of which were entered into among Purchaser and Petersen-Dean as of July 27, 2020, the “Original IPA”); and

B.     Purchasers extended a debtor-in-possession factoring facility to Petersen-Dean, pursuant to the Original IPA, in that certain Chapter 11 case of Petersen-Dean, designated as Case No. 20-12814-mkn (the “Bankruptcy Case”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”); and

C.    In connection with the Bankruptcy Case, Seller and Petersen-Dean have entered that certain Asset Purchase Agreement, dated as of February 5, 2021 (the “APA”), whereby Petersen-Dean and Seller have agreed, subject to Bankruptcy Court approval, (i) to the sale of Petersen-Dean’s Commercial Division assets to Seller, free and clear of certain liens, claims and interests pursuant to section 363 of the Bankruptcy Code, and (ii) to the assignment and assumption of certain leases and executory contracts of Petersen-Dean to Seller pursuant to section 365 of the Bankruptcy Code; and

D.    As a condition precedent of the sale, assignment, and assumption contemplated by the APA, Petersen-Dean, Seller, and Purchaser have entered that certain Assignment and Assumption Agreement Regarding DIP Factoring Facility, dated as of February 5, 2021, (the “Assignment and Assumption Agreement”), pursuant to which Seller has agreed to assume the Secured Obligations of Petersen-Dean to Purchasers (as defined in the Assignment and Assumption Agreement) , other than the Roll-Up Amount (as defined in the Assignment and Assumption Agreement) and those advances, fees, and other charges outstanding as of the Closing in excess of $11,000,000 (the “Assumed Secured Obligations”); and Purchasers have agreed to purchase Accounts owing to Seller, subject to the terms and conditions in this Agreement; and

E.     This Agreement amends, revises, and supersedes the Original IPA as of the Effective Date.

NOW, THEREFORE, Purchaser and Seller, desiring to enter into a legally binding agreement, agree as follows:

Terms and Conditions

1.     Contract Formation; Intent of Parties. This Agreement becomes a binding contract upon the Effective Date once signed by an authorized representative of each of Seller and Purchaser. It is the intention of the Parties that each purchase and sale of Accounts pursuant to this Agreement shall constitute a true sale which shall have the effect of the Seller, as legal and beneficial owner, assigning full title of all Purchased Accounts to Purchaser.

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2.     Assignment and Sale. Seller offers to sell to Purchaser as absolute owner, and Purchaser in its sole discretion may elect to purchase as absolute owner, one or more Accounts from Seller, so long as the Balance Subject to Funds Usage Daily Fee does not exceed, before and after such purchase, the Maximum Amount. If Purchaser agrees to purchase any Account owing to Seller by a specific Account Debtor, then Seller shall sell and Purchaser shall purchase all Accounts owing by such Account Debtor to Seller. Each Account offered for sale shall be submitted to Purchaser and shall be accompanied by such documentation or data supporting and evidencing the Account as Purchaser may request. It is specifically understood between the Parties that Purchaser will not, in connection with the purchase of any Accounts, be deemed to have assumed any liability or obligation which Seller may now or hereafter have to its Account Debtors. The Purchase Price will be credited to the Reserve Account, whereupon such Account shall be deemed purchased hereunder.

3.     Reserve Account. Purchaser shall maintain a reserve account (the "Reserve Account") from which to make advances to Seller and/or to support Seller’s Obligations incurred under this Agreement. The Reserve Account shall be a record keeping system maintained by Purchaser and shall not be a segregated bank or deposit account. Seller shall have no right, title, or interest in the Reserve Account. Purchaser shall credit any Purchase Price to the Reserve Account. Purchaser shall charge the Reserve Account for any advances made to Seller and may charge the Reserve Account for any other Obligations, including but not limited to, fees, charges and expenses. Provided there is no existing Event of Default, Purchaser may in its sole discretion advance or rebate to Seller, upon Seller’s request, any amount by which the Reserve Account exceeds the Required Reserve Amount. If the Reserve Account is less than the Required Reserve Amount (a "Reserve Shortfall"), Seller shall pay such Reserve Shortfall to Purchaser upon demand. If a Reserve Shortfall is outstanding in excess of two (2) Business Days, Purchaser may charge up to the Default Rate on such Reserve Shortfall.

4.     Notice of Assignment and Lock Box. Purchaser and Seller will instruct all Account Debtors obligated with respect to any Account to pay to a lockbox established by Purchaser. All Invoices for Accounts sent by Seller to Account Debtors shall contain on the face of the Invoice the following legend: "This account is assigned and payable only to LS DE LLC. Payments should be sent to P.O. Box 748613, Los Angeles, CA 90074-8613." If Seller shall cause any invoices not to contain the foregoing lend, then Seller shall pay to Purchaser, as liquidated damages, the Missing Notation Fee.

5.     Authorization for Purchases. Purchaser is authorized to purchase Accounts upon instructions received from anyone purporting to be an officer, CFO, or CEO, of Seller.

6.     Fees, Charges and Expenses. Seller shall pay Purchaser for any and all fees and expenses as described in Annex A and elsewhere in this Agreement (including Section 17.2), as well as all wire transfer charges, UCC filing fees, reasonable field examination and inspection fees, and other reasonable fees with respect to special or additional reports and other services, which are reasonably incurred by Purchaser in the administration of this Agreement. Payment of all such charges shall constitute Obligations, shall be secured by the Collateral, and may be charged to the Reserve Account.

7.     Repurchase of Accounts. Seller shall immediately on demand by Purchaser repurchase any Purchased Account that Purchaser determines in its sole discretion is uncollectible for any reason or is otherwise no longer an Eligible Account and on such demand shall pay to Purchaser the then unpaid Face Amount of the Account, together with any accrued but unpaid fees relating to the Account.

8.     Security Interest. To secure payment and performance of the Obligations, Seller grants to Purchasers or their authorized representative a continuing first priority security interest in, and assigns to Purchasers all of Seller’s right, title and interest in and to, the Collateral. Seller authorizes Purchasers, or their authorized representative to file UCC financing statements in all jurisdictions and offices Purchasers deem appropriate which name Seller as the debtor and Purchasers, or their authorized representative, as the secured party, describing the Collateral as "all assets" or "all personal property" of such Seller, or words to similar effect, and Seller ratifies any action taken by Purchasers before the Effective Date of this Agreement to effect or perfect their security interest in any Collateral. The grant of the security interest provided herein shall not be construed as an indication that the Parties intend for this transaction to be a loan and not a true sale of Accounts.

9.     Clearance Days. Clearance Days will be added to the date on which Purchaser posts any payment or repurchase.

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10.     Authorization to Purchaser. Seller authorizes Purchaser, at Seller's expense, to exercise the following powers until the Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, proceeds of all Purchased Accounts and any other Collateral; (b) take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of the Purchased Accounts and any other Collateral; (c) file any claim under any bond or under any trust fund; (d) pay any sums necessary to discharge any lien, claim, or encumbrance which is senior to Purchaser's security interest in any Collateral, which sums shall be included as Obligations, shall be immediately due and payable by Seller and may accrue interest at the Default Rate; (e) notify any Account Debtor obligated with respect to any Purchased Account, that such Purchased Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser; (f) communicate directly with Seller's Account Debtors to verify the amount and validity of any Account owing to Seller; and (g) endorse and deposit on behalf of Seller any checks tendered by an Account Debtor "in full payment" of its obligation to Seller, irrespective of whether such payment is in fact payment in full. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser affects an accord and satisfaction of Seller’s claims under Section 3-311 of the UCC.

11.     ACH Authorization. In order to satisfy any of the Obligations and facilitate the purchase of Accounts, Seller hereby authorizes Purchaser to process electronic debit or credit entries through the ACH system to any deposit account of Seller.

12.     Account Stated. Purchaser will post online all of Seller’s account activity ("Online Statement of Account"). Seller shall be solely responsible for checking its Online Statement of Account. If Seller disputes any entry on the Online Statement of Account it shall, within thirty (30) days after the first posting of the entry, send to Purchaser a written exception to such entry, in the absence of which the Online Statement of Account shall become an account stated and be deemed accepted by Seller and shall be conclusive and binding upon the Seller. Purchaser’s posting of the Online Statement of Account shall satisfy any requirements or requests for an accounting pursuant to the UCC. The Online Statement of Account may, but need not, contain all applicable fees and charges which are payable to Purchaser upon an Event of Default.

13.     Seller's Representations and Warranties. Seller represents and warrants that (a) Seller is the true, lawful and exclusive owner of its Accounts; (b) each Purchased Account, to the best of Seller’ knowledge as of the Purchase Date, (i) is and will remain a bona fide existing obligation created by the sale and delivery of goods or services in the ordinary course of its business, (ii) is not owing by an Account Debtor that is an affiliate of Seller or in which Seller otherwise has an interest, (iii) is unconditionally owed as of the Purchase Date without any Dispute, and (iv) is not subject to any special terms of payment which are not shown on the face of the Invoice or contract with any Account Debtor therefor; (c) none of the Purchased Accounts arise from a sale directly to a consumer; (d) all amounts owing on the Purchased Accounts are owing in United States dollars and any taxes or fees relating to such Purchased Accounts are solely Seller’s responsibility; (e) prior to the sale of any Purchased Account to Purchaser, the Account Debtor on any Purchased Account is not subject to any bankruptcy or other insolvency proceeding, and Seller has not received notice, and is not otherwise aware, of any actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Purchased Account; and (f) as of the Purchase Date, the Purchased Accounts will be free and clear of all liens and security interests other than the security interests granted in favor of Purchaser.

Seller further represents and warrants that (a) subject to the approval of the Bankruptcy Court, Seller is fully authorized to enter into this Agreement; (b) upon approval of the Bankruptcy Court, this Agreement constitutes a legal and valid obligation that is binding upon Seller and that is enforceable against it; (c) Seller is in good standing in the jurisdiction of its organization and is duly qualified, appropriately licensed, and in good standing in each other jurisdiction in which it is required to be licensed; and (d) there are no pending actions, suits, or other legal proceedings of any kind (whether civil or criminal) now pending (or, to its knowledge, threatened) against Seller, the adverse result of which would in any material respect affect its property or financial condition, or threaten its continued operations.

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14.     Seller's Covenants.

14.1. Account Disputes. Seller shall notify Purchaser of all Disputes concerning any Purchased Account. Seller shall not, without Purchaser's prior written consent, (a) grant any extension of time for payment of any Purchased Account, (b) compromise or adjust a Purchased Account or grant any additional discounts, allowances or credits on a Purchased Account, (c) release in whole or in part any Account Debtor with respect to any Purchased Account, or (d) grant credits, discounts, allowances, deductions, or return authorizations for any Purchased Accounts. Purchaser may settle, compromise, or litigate any Dispute upon such terms as Purchaser in its sole discretion deems advisable, and no such action shall constitute a waiver of any Obligations under this Agreement.

14.2. Name, Trade Names and Styles. Seller has set forth above its absolutely true and correct name, and provided Purchaser each prior true name of Seller and each fictitious name, trade name and trade style by which Seller has been or is now known, or by which Seller has previously transacted, or now transacts, business. Seller shall provide Purchaser with thirty (30) calendar days' advance written notice before doing business under any other name, fictitious name, trade name or trade style.

14.3. Books and Records. Seller shall keep at its principal place of business for a period of five (5) years all Books and Records, which Books and Records are subject to inspection by Purchaser and its agents, and shall provide quarterly and annual financial statements to Purchaser at its request. Purchaser and its agents shall have access, during reasonable business hours if prior to an Event of Default, and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, and Seller shall permit Purchaser or its designee to make copies of such Books and Records as Purchaser may request.

14.4. Notice of Changes. Seller shall give Purchaser at least (a) fifteen (15) Business Days' prior written notice of any change to the address of its headquarters or where its Books and Records are located and (b) thirty (30) Business Days' prior written notice of any change to its legal name or form or jurisdiction of organization. Seller will promptly notify Purchaser in writing of any change of its officers, members, directors or partners, a death of any partner or joint venturer (if Seller is a partnership or joint venture) and any adverse or material change in the business or financial affairs of Seller.

14.5. Compliance with Laws; Existence/Licenses. Seller shall comply in all material respects with all applicable laws and licensing requirements, and shall preserve and maintain its organizational existence and good standing in the jurisdiction of its organization and each other jurisdiction in which it is required to be licensed.

14.6. Payment of Taxes. Seller shall pay when due all of its payroll and other federal, state and material local taxes, and shall provide proof of payment to Purchaser upon Purchaser's request.

14.7. No Other Liens. Seller shall not create, incur, or permit the existence of any liens, charges, security interests, encumbrances or adverse claims upon any Collateral, now owned or hereafter acquired by Seller, other than the security interests and liens in favor of Purchaser, without prior written consent from Purchaser.

14.8 Claims; Legal Notices. Seller shall provide Purchaser (a) within five (5) Days of Seller becoming aware, notice of the assertion of any claim affecting the value, enforceability or collectability of any Purchased Account, including any bankruptcy or other insolvency proceeding involving any Account Debtor or any Avoidance Claim or actions with respect to any Purchased Account, and (b) within five (5) Business Days of receipt by Seller, copies of any legal notices, summonses, complaints, or other proceedings received by Seller.

14.9 Misdirected Payments. Seller shall pay to Purchaser within three (3) Business Days following the receipt of Seller (if received by Seller) or the date of Seller’s knowledge of receipt by such third party (a) any payment on a Purchased Account and (b) after the occurrence of an Event of Default, any payment on any Account.

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14.10. Disposition of Collateral. Seller shall not sell, lease, rent or otherwise dispose of any of the Collateral other than what is sold or leased in the ordinary course of Seller’s business, provided that Purchaser continues to have a security interest in all proceeds thereof. Without limiting the foregoing, in no event shall Seller sell, transfer or assign any of its Accounts to any person or entity other than Purchaser.

14.11. Notice of Event of Default. Promptly, but in any event within five (5) days after Seller obtains knowledge thereof, Seller shall deliver to Purchaser notice of the occurrence of any Event of Default or any event or condition that, with the giving of notice or passage of time, or both, would constitute an Event of Default, and a statement of the curative action that Seller intends to take with respect thereto.

14.12. Further Assurances. Promptly upon request, Seller shall deliver such instruments and agreements, and shall take such actions, as Purchaser deems appropriate under applicable law to evidence or perfect its security interest in any Collateral, or otherwise to give effect to the intent of this Agreement.

15.     Application of Payments. In the absence of remittance from the Account Debtor, all payments made by or on behalf of, and all credits due to Seller, may be applied and reapplied in whole or in part to any of the Obligations to such extent and in such manner as Purchaser shall determine in its sole discretion.

16.     Events of Default. The following events will constitute an event of default hereunder (each, an "Event of Default"): (a) Seller defaults in the payment or performance of any Obligations as and when due hereunder; (b) Seller defaults in the performance or observation of any covenant or other provision contained herein; (c) any warranty or representation by Seller contained herein is false or misleading in any way; (d) [omitted]; (e) any guarantor fails to perform or observe any of its obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty, or any guaranty shall cease to be in full force and effect for any reason whatsoever; (f) any lien, garnishment, attachment, execution or the like is issued against or attaches to the Seller, Purchased Accounts, or the Collateral; (g) Seller delivers any document, financial statement, schedule or report to Purchaser which is knowingly false or incorrect; or (h) Purchaser for any reason, in good faith and in a commercially reasonable manner, deems itself insecure with respect to the prospect of repayment or performance of any Obligations.

17.     Remedies; Enforcement Expenses.

17.1. Remedies. Upon the occurrence of an Event of Default, Purchaser may, at its election, take any or all of the following actions, to be exercised concurrently or successively: (a) cease advancing money or extending credit to Seller or for the benefit of Seller under this Agreement, notwithstanding any credit balance in the Reserve Account; (b) accelerate and declare all Obligations immediately due and payable and demand that Seller repurchase all Purchased Accounts; (c) receive and open all mail addressed to Seller and notify the post office authorities to change the address for delivery of mail addressed to Seller to such address as Purchaser may designate and Seller shall not have the right to notify the post office to change the address for delivery after Purchaser has exercised such right; (d) require Seller to assemble its Books and Records and make them available to Purchaser at Seller's expense, at a place designated by Purchaser, or deliver the same to Purchaser; (e) seek the appointment of a receiver or other custodian to take control or any or all of the Collateral; and (f) exercise all rights and remedies arising under this Agreement or applicable law, including, with respect to any Collateral or other property in which Purchaser has a security interest, all rights of a secured party under the Uniform Commercial Code. With respect to any Purchased Accounts, Seller hereby confirms that Purchaser is the owner thereof, that Purchaser's rights of ownership permit Purchaser to deal with such Purchased Accounts and the proceeds thereof as owner, and that Seller has no interest therein. Purchaser shall be entitled to any form of equitable relief that may be appropriate without having to establish any adequate remedy at law or other grounds to either establish that the Purchased Accounts are being improperly used or subject to dissipation or funds being fraudulently obtained by the Seller from Purchaser. In the event Purchaser deems it necessary to seek the appointment of a receiver or custodian, or seek other equitable relief by way of injunction or other legal proceeding, Purchaser shall not be required to procure or post a bond as Seller agrees that Purchaser will be irreparably harmed by such requirement. In the event that a court determines that a bond is required for any of the foregoing relief, Seller agrees that the sum of $10,000.00 is a reasonable amount for such bond. Seller waives any right it might have to any award of attorneys' fees or costs if the receiver or custodian, or equitable relief sought by Purchaser is thereafter, for whatever reason(s), vacated, dissolved or reversed.

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17.2. Expenses related to enforcement of rights. Seller shall reimburse Purchaser the actual amount of all reasonable costs and expenses, including attorneys' fees and expenses, which Purchaser may incur (a) protecting, preserving or enforcing any lien, security or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including the defense of any claims affecting the value, enforceability or collectability of any Purchased Account or the defense of Purchaser's lien priority; (b) making advances to protect and preserve Purchaser's interest in the Collateral; (c) for travel and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller; (d) for the actual amount of all costs and expenses which Purchaser may incur in enforcing this Agreement (including collecting or enforcing payment of any Obligation), or in connection with any bankruptcy or other insolvency proceeding commenced by or against Seller or any Account Debtor, including those (i) arising out of an automatic stay, (ii) seeking dismissal or conversion of a bankruptcy proceeding or (iii) opposing confirmation of Seller's plan thereunder; and (e) any consultations in connection with any of the foregoing. All such costs and expenses will be charged to the Reserve Account and are payable by Seller upon demand by Purchaser. This Section shall survive termination of this Agreement.

17.3. Formation of New Entity. In the event Seller or any one or more of its principals, officers or directors during the term of this Agreement or while Seller remains liable to Purchaser for any Obligations under the Agreement, (i) forms a new entity; or (ii) has failed to disclose to Purchaser at the time of the Effective Date an existing entity, that does business similar to that of Seller, whether in the form of a corporation, partnership, limited liability company or otherwise, such entity shall be deemed to have expressly assumed the Obligations due to Purchaser by Seller under the Agreement. Upon the formation of any such entity, Purchaser, in addition to all of its available remedies, shall be deemed to have been granted an irrevocable power of attorney with authority to file a new financing statement with the appropriate secretary of state or UCC filing office naming the newly formed successor business or undisclosed existing business, as a debtor or new debtor. Purchaser shall have the right to notify the successor entity’s or undisclosed existing entity’s Account Debtors of Purchaser’s security interest, its right to collect all Accounts, and to notify any new secured party who has sought to obtain a competing security interest of Purchaser’s right in such entity’s assets. Seller shall indemnify Purchaser from any claims against Purchaser which arises out of Purchaser exercising any of its rights hereunder.

18.     Term and Termination.

18.1. Term. This Agreement will be effective as of the Effective Date, and will continue in full force and effect for one (1) year thereafter (the "Initial Term"), and shall be further extended automatically annually (each, a "Renewal Term"), unless terminated as follows:

(a)     Seller may terminate this Agreement at any time during the Initial Term or any Renewal Term by providing written notice of its intention to terminate at least thirty (30) days prior to the date of termination Notwithstanding the preceding sentence, such termination shall not occur and the Agreement shall continue as if no notice was given unless, on the date of termination, Seller has fully repaid Purchaser all Obligations (including any Obligations arising from an Event of Default) and delivered to Purchaser a general release as required by section 18.5.

(b)     Purchaser may terminate this Agreement at any time by giving Seller thirty (30) days' prior written notice of termination; and

(c)     Purchaser may terminate this Agreement immediately at any time an Event of Default exists.

All Obligations shall immediately become due and payable upon any termination hereof. If termination occurs under clause (c) above, then, in addition to all other amounts owing hereunder, Seller shall pay to Purchaser the Default Rate, which shall accrue until such time as the Event of Default is cured or until all Obligations are paid in full.

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18.2. Early Termination Fee. If Seller terminates this Agreement without providing notice of termination within the time period required under Section 18.1(a), then in addition to any other fees due under this Agreement, Seller shall pay on the termination date an early termination fee equal to (i) 0.75% multiplied by (ii) the Maximum Amount multiplied by (iii) the number of months plus any portion of any month remaining in the Initial Term or any Renewal Term (the "Early Termination Fee").

18.3. Intentionally Deleted.

18.4. Survival of Terms. The provisions of this Agreement and all of Purchaser's rights, remedies and interests hereunder shall survive any termination hereof and shall continue in full force and effect until all Obligations have been indefeasibly paid in full.

18.5. No Lien Termination without Release. Notwithstanding payment in full of all Obligations, Purchaser shall not be required to record any termination or satisfaction of its liens on the Collateral unless and until Seller and any guarantors deliver to Purchaser a general release in a form acceptable to Purchaser. Seller understands that this provision constitutes a waiver of its rights under Sections 9-509 and 9-513 of the Uniform Commercial Code.

19.     Integration; Amendment and Waiver. This Agreement, together with the Addendum and the Assignment and Assumption Agreement, represent the final agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written. There are no unwritten oral agreements between the Parties and this Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the Parties. Only a writing signed by the Parties may amend this Agreement or evidence a waiver of any breach of any term by any Party hereunder. No failure or delay in exercising any right shall impair any right that Purchaser has, nor shall any waiver by Purchaser be deemed a waiver of any default or breach occurring subsequently. Purchaser's rights and remedies are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

20.     Intellectual Property Rights. Any work product, databases, dashboard, software or firmware developed or used in connection with this Agreement is licensed on a nonexclusive, nontransferable, terminable basis to Seller, not sold, and is provided for the sole purpose of use in connection with the sale and purchase of Accounts during this Agreement. Purchaser retains all right, title and interest in and to all such materials, including all intellectual property rights. Seller will not, and will not allow others to, reverse engineer, decompile, or disassemble such work product, software or firmware. All other rights to work product, software and firmware, express or by implication, are reserved to Purchaser.

21.     Indemnification; Limitation of Liability.

21.1. Seller release and shall indemnify, defend and hold harmless Purchaser, its affiliates, and their respective officers, directors, employees, owners, managers, members, attorneys, agents and representatives (each, an “Indemnified Party”) from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, Avoidance Claims, and related costs and expenses of any nature whatsoever, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to this Agreement or the ownership of the Purchased Accounts, or in respect of any Account or any Collateral, or in respect to any amount paid by the Seller, on behalf of Seller or for its benefit, to Purchaser, whether or not in connection with this Agreement, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party as determined by a final, non-appealable decision by a court of competent jurisdiction. If Seller fails to honor this Section of the Agreement after termination thereof, Purchaser shall have the right to re-file its UCC-1 financing statement and shall have the right to pursue any and all rights and remedies against Seller as contemplated by this Agreement, the UCC or any law or in equity.

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21.2. IN NO EVENT WILL PURCHASER OR ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, OWNERS, MEMBERS, MANAGERS, ATTORNEYS, AGENTS OR REPRESENTATIVES BE LIABLE TO SELLER, OR TO ANY OTHER PERSON OR ENTITY, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES OR ANY LOST PROFITS, LOST SAVINGS, OTHER CONSEQUENTIAL, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

21.3. This Section 21 shall survive termination of this Agreement.

21.4. Reserved.

22.     Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that (i) this Agreement is not assignable by Seller and any attempted assignment by Seller shall be void and have no legal force or effect; and (ii) Purchaser may assign this Agreement, in whole or in part, by notice to Seller, to a successor-in-interest, in conjunction with a sale or transfer of all or substantially all of Purchaser's assets related to performance under this Agreement, and in the case of any merger or acquisition of Purchaser. In addition, Seller acknowledges and agrees that Purchaser may, from time to time, reassign and resell any Accounts to another person or entity, grant a security interest in Purchaser’s rights herein, or grant a participation interest in this Agreement or any other agreement with Seller, as Purchaser may its sole discretion determine (any such entity individually and collectively, a “Refactor”). Pursuant to the terms and conditions of agreements entered into between Purchaser and Refactor from time to time, Seller hereby consents to any such reassignment, resale or participation. Seller agrees that all agreements, representations, warranties and covenants made by it hereunder shall be deemed to be made both to Purchaser and Refactor, jointly and severally, and that the term “Purchaser” as used throughout this Agreement shall in all instances be interpreted to mean “either Purchaser or the Refactor or both of them.”

23.     Notices. Any written notice to be given under this Agreement will be in writing and sent to the person as follows: if to Seller, see Annex A; if to Purchaser, via email to Legal@lsq.com. All notices shall be deemed delivered and received on the day sent. If there is more than one Seller, notice to any shall constitute notice to all; if Seller is a corporation, partnership or limited liability company, the service upon any member of the Board of Directors, general partner, managing member, officer, employee or agent shall constitute service upon Seller.

24.     Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that all other provisions of this Agreement shall remain in full force and effect.

25.     Construction. Section headings are for convenience only and shall be without substantive meaning or content of any kind. The terms "including" and "include" shall mean "including, without limitation" and the terms “will” and “shall” may be used interchangeably and have the same meaning. This Agreement has been negotiated by the Parties and shall be construed fairly in accordance with its terms and without any strict construction in favor of or against either Party.

26.     Chosen Law/Governing Law. This Agreement shall be governed by the laws of the Chosen State, without regard to its conflicts of law provisions.

27.     Waiver of Jury Trial. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (a) ARISING HEREUNDER, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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28.     Venue; Jurisdiction. The Parties agree that any suit, action, or proceeding arising out of the subject matter or the interpretation, performance, or breach of this Agreement, shall, if Purchaser so elects, be instituted in any state of federal courts located in Orange County, Florida (each an "Acceptable Forum"). Each Party agrees that each Acceptable Forum is convenient to it, and each Party irrevocably submits to the jurisdiction of such Acceptable Forum, irrevocably agrees to be bound by any judgment rendered in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of any Acceptable Forum or otherwise in those courts in any such suit, action, or proceeding. Should such proceeding be initiated in any other forum, Seller waive any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

29.     ESIGN. The Parties agree that, if applicable, the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001, et seq.) General Rule of Validity (Section 7001 (a)) shall apply to this Agreement and any amendments, statements of work or other documents related to this Agreement.

22.     Conflicts. Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

23.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by such means to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

24.     Credit Reports. Seller authorizes Purchaser to obtain credit reports for Seller and all guarantors at any time, in Purchaser’s sole discretion.

30.     Recitals. The recitals to this Agreement are made a part hereof and hereby incorporated into this Agreement.

31.     Definitions. For purposes of this Agreement, all capitalized terms not herein defined shall have the meanings set forth in the Uniform Commercial Code as adopted in the Chosen State (the “UCC”). In addition to terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings:

(a)	“Acceptable Forum” – See Section 28.

(b)	“Account” – All “Accounts” as defined in the UCC and, in addition, includes all accounts receivable, general intangibles, payment intangibles, chattel paper, and other rights to payment arising from the sale of goods, inventory or other property or services, all generalintangibles relating thereto and all proceeds thereof.

(c)	"Account Debtor" – A person, other obligor, or an entity obligated on an Account.

(d)	“Advance Rate" – The rate set forth in Annex A, as adjusted by Purchaser from time to time in Purchaser's sole discretion.

(e)	“Addendum” – The Construction Addendum to Amended and Restated Invoice Purchase Agreement, which is being entered into among the Parties as of the Effective Date.

(f)	"Aging and Collection Fee" – The rate set forth in Annex A, multiplied by the Face Amount of each Purchased Account, accrued daily from the Aging and Collection Fee Start Date until the Invoice is paid or repurchased.

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(g)	“Aging and Collection Fee Start Date" – The number of days set forth in Annex A after the date of the Invoice.

(h)	“APA” – as defined in the recitals to this Agreement.

(i)	“Assignment and Assumption Agreement” – as defined in the recitals to this Agreement.

(j)	“Avoidance Claim” – The assertion, complaint, judgment or otherwise against Purchaser, that any payment Purchaser received with respect to any Account, whether the amount related thereto was paid by the Account Debtor, the Seller, on behalf of Seller or for its benefit, or any lien granted to Purchaser is avoidable (or recoverable from Purchaser) under the Bankruptcy Code, any other debtor relief statute, including, but not limited to, preference claims, avoidable transactions claims, fraudulent transfer claims, or through receivership, assignment for the benefit of creditors or any equivalent law, rule or regulation which relates to the adjustment of debtor and creditor relations.

(k)	"Balance Subject to Funds Usage Daily Fee” – The unpaid Face Amount of all Purchased Accounts minus the balance of the Reserve Account.

(l)	“Bankruptcy Case” – as defined in the recitals to this Agreement.

(m)	“Bankruptcy Code” - Title 11 of the United States Code.

(n)	“Bankruptcy Court” – as defined in the recitals to this Agreement.

(o)	"Books and Records" – All account and financial records (whether paper, computer or electronic), data, tapes, discs or other media, and all programs, files, records and procedure manuals related thereto.

(p)	"Business Day" – Monday through Friday on those dates when commercial banks are open in the Chosen State.

(q)	"Chosen State" – Florida.

(r)	"Clearance Days" – The number of Business Days set forth in Annex A.

(s)	"Collateral" - All now owned and hereafter acquired personal property and fixtures, and proceeds thereof (including proceeds of proceeds), including without limitation: Accounts, including Health-care insurance receivables; Chattel Paper and Electronic Chattel Paper; Goods; Inventory; Equipment; Instruments, including Promissory Notes; Investment Property; Documents; Deposit Accounts; Letter of Credit and Letter of Credit Rights; Commercial Tort Claims; Obligations; General Intangibles; motor vehicles, cash and non-cash Proceeds, and Supporting Obligations of any of the foregoing (including insurance proceeds and proceeds of proceeds) in any form and wherever located; and Books and Records.

(t)	"Default Rate" – As set forth in Annex A.

(u)	"Dispute" - Any dispute, deduction, claim, offset, defense or counterclaim of any kind whatsoever, regardless of whether the same is valid or bona fide, regardless of whether the same in whole or in part relates to the Account on which payment is being withheld or other Accounts or goods or services already paid for, and regardless of whether the same arises by reason of an act of God, civil strife, war, currency restriction, foreign political restriction or regulation, or the like, or any other reason. Purchaser is under no duty to investigate the merits of any Dispute.

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(v)	"Early Termination Fee" – See Section 18.2.

(w)	“Eligible Account” – A Purchased Account that Purchaser, in its sole discretion, deems eligible for purchase under this Agreement.

(x)	"Event of Default" – See Section 16.

(y)	"Face Amount" – The amount stated on the invoice or other evidence of the Purchased Account at the time of purchase.

(z)	"Funds Usage Daily Fee" – The rate set forth in Annex A, multiplied by the Balance Subject to Funds Usage Daily Fee, accrued daily and charged on the last day of each month. The rate used for the Funds Usage Daily Fee shall increase or decrease on the same date as any change in the Prime Rate, by the Prime Rate Adjustment.

(aa)	“Indemnified Amounts” – See Section 21.1.

(bb)	“Indemnified Party” – See Section 21.1.

(cc)	“Initial Term” – See Section 18.1.

(dd)	"Invoice" - The document or data that evidences or is intended to evidence an Account.

(ee)	"Invoice Daily Fee" – The rate set forth in Annex A, multiplied by the Face Amount of each Purchased Account, accrued daily from the date of Invoice until the Invoice is paid or repurchased.

(ff)	“Loan Origination Fee” – The amount set forth in Annex A.

(gg)	"Maximum Amount" – The amount set forth in Annex A.

(hh)	"Misdirected Payment Fee" – The rate set forth in Annex A, multiplied by the amount of any payment on a Purchased Account.

(ii)	"Missing Notation Fee" – The rate set forth in Annex A, multiplied by the Face Amount of any Invoice issued by Seller that does not contain the notice required by Section 4.

(jj)	"Obligations" – All present and future debts or obligations of Seller to Purchasers, however incurred, created or whether acquired by assignment, including but not limited to obligations arising out of this Agreement, the Assignment and Assumption Agreement, or any other agreement, all documents related thereto, whether direct or indirect, absolute or contingent, due or to become or due, liquidated or unliquidated, now existing or hereafter arising, interest, fees, expenses and other amounts, including any owing but for the filing of a petition under the Bankruptcy Code with respect to Seller, plus all attorneys’ fees, costs and out-of-pocket expenses.

(kk)	“Online Statement of Account" – See Section 12.

(ll)	Reserved.

(mm)	Reserved.

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(nn)	"Prime Rate" – The rate per annum published from time to time by The Wall Street Journal as the base rate for corporate loans at large commercial banks (or if more than one such rate is published, the higher or highest of the rates so published).

(oo)	"Prime Rate Adjustment" – 0.0007% daily for every 0.25% change in the Prime Rate compared to Prime Rate as of the Effective Date of this Agreement, except that the Prime Rate Adjustment shall not be an amount less than zero.

(pp)	“Purchase Date” – the date that the Purchase Price is credited to the Reserve Account under Section 2.

(qq)	"Purchase Fee" – The rate set forth in Annex A, multiplied by the Face Amount of a Purchased Account, charged on the date the Account is purchased by Purchaser.

(rr)	"Purchase Price" – The Face Amount of a Purchased Account, minus the Purchase Fee.

(ss)	"Purchased Account" – An Account that has been sold or assigned to Purchaser pursuant to this Agreement.

(tt)	“Refactor” – See Section 22.

(uu)	“Renewal Term” – See Section 18.1.

(vv)	"Required Reserve Amount – 100% less the Advance Rate, multiplied by the unpaid Face Amount of Eligible Accounts, plus 100% of the Face Amount of Purchased Accounts that are not Eligible Accounts.

(ww)	"Reserve Account" – See Section 3.

(xx)	"Reserve Shortfall" – See Section 3.

[Signature page follows]

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IN WITNESS WHEREOF the Parties hereto have affixed their hands on the day and year first above written.

Seller:

SOLARJUICE AMERICAN INC.

By:
Name:
Title:

Purchaser:

LS DE LLC

By:

Name: Richard Lee
Title: CRO

LSQ FUNDING GROUP L.C.

By:

Name: Richard Lee
Title: CRO

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CONSTRUCTION ADDENDUM

TO AMENDED AND RESTATED INVOICE PURCHASE AGREEMENT

This Construction Addendum to Amended and Restated Invoice Purchase Agreement (“Addendum”) is entered into on this 24th day of February 2021 by and between LS DE LLC, a Delaware limited liability company, and LSQ Funding Group L.C., a Florida limited liability company (individually and collectively referred to as “Purchaser” or “Purchasers”), on the one hand, and Solarjuice American Inc., a Delaware corporation (“Seller”), on the other hand in light of the following facts:

A.            Purchaser and Seller have previously entered into that certain Invoice Purchase Agreement of even date herewith, (as modified, supplemented or amended, the “IPA”);

B.            Seller is engaged in the construction business and provides goods but mostly services to contractors and owners on construction projects.

C.            Seller wishes to sell and Purchaser agrees to purchase, all payment obligations and contract rights (collectively, “Construction Accounts”) due Seller pursuant to its various construction contracts and subcontracts Seller enters into with contractors and owners from time to time, including those that are presently in existence.

D.            Purchaser may, subject to such conditions precedent under the IPA, and at such times, or not at all, in Purchaser’s sole discretion, purchase such of Seller’s Construction Accounts in accordance with the provisions of the IPA and Addendum.

E.            Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the IPA.

NOW, THEREFORE, Purchaser and Seller hereby supplement the IPA as follows:

1.             All initially capitalized terms used in this Addendum shall have the meaning ascribed to them in the IPA, unless specifically defined herein.

2.             Seller shall, and hereby does, “conditionally” and “collaterally” “assign” to the Purchaser all of Seller rights under each and all of its construction agreements (collectively, the “Construction Agreements” and each a “Construction Agreement”) now existing and hereafter arising, with contractors and owners (collectively “Contractors”), including all of Seller’s rights in permits, shop drawings, and the like, to be exercised by the Purchaser only upon the Seller's default under each Construction Agreement.

3.             Seller authorizes Purchaser to communicate with Contractors regarding all matters pertaining to the Construction Agreements and shall provide a letter at such times and in form acceptable to Purchaser in Purchaser’s sole discretion, for Purchaser to present to Contractor evidencing same.

4.             Seller shall use best commercial efforts to provide Purchaser with notice of any of Contractor’s default under the Construction Agreement or any breach of the Contractor's agreement to complete the project within 48 hours of learning of any such default or breach.

5.             Seller authorizes Purchaser to communicate with Seller’s subcontractors regarding all matters pertaining any subcontracts Seller enters into pertaining to any of the Construction Agreements and shall provide a letter at such times and in form acceptable to Purchaser in Purchaser’s sole discretion, for Purchaser to present to such subcontractor evidencing same.

6.             Seller shall use best commercial efforts to provide Purchaser with notice of any of subcontractor’s default or breach under any subcontract pertaining to a Construction Agreement within 48 hours of learning of any such default or breach.

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7.             Seller shall use best commercial efforts to provide Purchaser with notice of Seller’s Construction Addendum default or breach under the terms any Construction Agreement or under any subcontract pertaining to a Construction Agreement immediately upon the occurrence thereof.

8.             Seller shall use best commercial efforts to not agree to any change orders to any Construction Agreement or subcontract pertaining to any Construction Agreement without the advance written consent of Purchaser, which consent shall not be unreasonably withheld.

9.             Seller shall use best commercial efforts to not amend any Construction Agreement or subcontract pertaining to any Construction Agreement without the advance written consent of Purchaser, which consent shall not be unreasonably withheld.

10.          Seller shall not assign its interest in the Construction Agreement or subcontract pertaining to any Construction Agreement without the written consent of Purchaser, in Purchaser’s sole discretion.

11.          Seller shall not enter into any agreement with any Contractor, subcontractor or any third party that materially affects the rights of Purchaser to receive payments due under any Construction Agreement, sold and assigned to Purchaser pursuant to the IPA, as modified, supplemented or amended, without the written consent of Purchaser, in Purchaser’s sole discretion.

12.          Seller shall use best commercial efforts to provide Purchaser with copies of all documents relating to any Construction Agreement or subcontract pertaining to any Construction Agreement, within 48 hours of when requested by Purchaser.

13.          Seller shall pay all parties Seller is obligated to pay to ensure no third party has any rights to amounts Seller is selling and assigning or has sold and assigned to Purchaser pursuant to the IPA, as modified, supplemented or amended.

14.          In addition to such rights as provided for in the IPA, Seller provides Purchaser with its power of attorney and appoints Purchaser as Seller’s “attorney in fact” with power to execute and file in appropriate local, state and federal offices any and documents necessary to record or release liens in favor of Seller under applicable laws pertaining to Seller’s rights to payment from any Contractor, including, without limitation, those relating to mechanics liens, material man liens, and suppliers liens. The Power of Attorney granted herein includes the right of Purchaser to execute any documents any Contractor or subcontractor to a Construction Agreement reasonable requires to enable Purchaser to receive payment of amounts due Seller, sold and assigned to Purchaser pursuant to the IPA, as modified, supplemented or amended.

15.          Advances to be made to Seller pursuant to the IPA, as modified, supplemented or amended shall be made to Seller in such amounts, subject to such conditions precedent and at such times, or not at all, in Purchaser’s sole discretion and Purchaser shall have no right to demand or require Seller to purchase an Account at any time.

16.          Seller shall provide each Contractor with notice that payments due Seller under each Construction Agreement have been sold and assigned to Purchaser on a form approved by Purchaser, in Purchaser’s reasonable discretion. In addition, Seller shall use best commercial efforts to (including, without limitation, working with Purchaser to make revisions acceptable to Purchaser) to have each Contractor sign and return such notice consenting to the assignment of rights to Purchaser hereunder, in form and substance satisfactory to Purchaser in its sole discretion, samples of which are attached hereto.

17.          Seller shall provide Purchaser with copies of any and all documents evidencing completion of all services to be performed, goods delivered and the right to payment from Contractor, in Construction Addendum connection with each Account presented for sale under the IPA and with respect to any of the Collateral on Purchaser’s request.

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18.       In addition to each of the representations and warranties contained in the IPA, Seller additionally represents and warrants that, at the time Seller presents Invoices for purchase, each of the following:

(a)           The Construction Agreement pertaining to the Account is in full effect, there are no changes orders relating thereto that have not been approved by Purchaser in writing in advance therefore is no change order is effective without the Purchaser’s consent.

(b)           Seller has paid all parties Seller is obligated to pay and there are no lien rights available to any such party as to amounts due Seller under the Account.

(c)           An agreement that any Purchase Price disbursed directly from Purchaser to the Seller will be held by the Seller in trust and will be used, first, to pay project costs and the fees due to any third party entitled to lien Seller’s interest in the project or Seller’s rights under or pursuant to the Construction Agreement.

(d)           Seller has obtained, been granted and possesses all necessary permits from local, state and federal authorities for Seller to complete the project that is the subject of the Construction Agreements, including any master agreements relating thereto.

(e)           Seller has obtained all bonds necessary to protect all third parties from Seller’s failure to complete the work in full, in a workmanlike manner or otherwise for each project relating to subject of the Construction Agreements or under any subcontract pertaining to a Construction Agreement, including any master agreements relating thereto.

(f)            The amount due Seller on the Account shall be the full amount of each Invoice net the amount identified as retained by the Contractor, without further reduction or setoff;

(g)           Seller has completed all work required of Seller under the Construction Agreement pertaining to each Invoice in a workmanlike manner and in accordance with the terms, conditions and specification of the Construction Agreement.

18.          This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one agreement.

19.          In the event of a conflict within the terms and provisions of this Addendum and the terms and provisions of the IPA, the terms of this Addendum shall govern. In all other respects, the IPA as amended, modified and supplemented hereby, shall remain in full force and effect.

[Signatures appear on the next page.]

17

IN WITNESS WHEREOF, Purchaser and Seller have executed this Addendum as of the date first written above.

PURCHASER:

LS DE LLC	LSQ Funding Group, L.C.

By:______________ Name: Richard Lee Title: CRO	By:______________ Name: Richard Lee Title: CRO

SELLER:

SOLARJUICE AMERICAN INC.

By:______________
Name:
Title:

18

SIMPLE FORM NOTICE OF ASSIGNMENT AND CONSENT
(Client Letterhead)

[Date]

[Contractor name and address]

Re:	Notice of Assignment of Rights Under [Construction Agreement] between [name of factored client] (“Company”) and [name of Contractor] (“Contractor”) dated _______________ (the “Construction Agreement”).

Dear_________________________ :

We are pleased to advise you that, in order to Company to better service its customers Company has assigned its present and future accounts, including all amounts due Company pursuant to the Construction Agreement to__________________________ (“Factor”).

To the extent that you are now indebted, or may in the future become indebted, to Company on an account, progress payment or general intangible under or pursuant to the Construction Agreement, payment thereof is to be made payable to Factor and not to Company or any other entity. Payment in any other way will not discharge this obligation.

The payments should be mailed to us at the following address:

[Factor]

[address for payments]

This letter may only be revoked by a notarized writing signed by an officer of Factor.

In addition, we respectfully request you to confirm and acknowledge the above by signing and returning a copy of this letter to us at your soonest convenience.

Should you have any questions regarding this matter, do not hesitate to contact us.

Very truly yours, ___________________________ Name Title

Acknowledged and agreed:	[name of contractor]

___________________________ Name Title

19

ALTERNATIVE FORM NOTICE OF ASSIGNMENT AND CONSENT

(Client Letterhead)

[Date]

[Contractor name and address]

Re:	Notice of Assignment of Rights Under [Construction Agreement] between [name of factored client] (“Company”) and [name of Contractor] (“Contractor”) dated _______________ (the “Construction Agreement”).

Dear_________________________ :

We are pleased to advise you that, in order to Company to better service its customers Company has assigned its present and future accounts, including all amounts due Company pursuant to the Construction Agreement to___________________ (“Factor”).

To the extent that you are now indebted, or may in the future become indebted, to Company on an account, progress payment or general intangible under or pursuant to the Construction Agreement, payment thereof is to be made payable to Factor and not to Company or any other entity. Payment in any other way will not discharge this obligation.

The payments should be mailed to us at the following address:

[Factor]

[address for payments]

This letter may only be revoked by a notarized writing signed by an officer of Factor.

In addition, we respectfully request you to confirm and acknowledge Factor’s priority rights and your agreement to the terms set forth in the Contractor Consent to Assignment (“Consent”) by signing and returning a copy of this letter with the attached Consent to us at your soonest.

Should you have any questions regarding this matter, do not hesitate to contact us. Very truly yours,

Very truly yours, ___________________________ Name Title

20

CONTRACTOR CONSENT TO ASSIGNMENT

Contractor hereby consents to the assignment by Company of all its rights to receive payments under the Construction Agreement to Factor.

Contractor will permit Factor’s representative to inspect all plans, etc. in the Contractor’s possession and relating to the project upon reasonable notice during normal business hours.

Contractor agrees that it will not exercise any of its remedies under the Construction Agreement upon the Company's default, until it has given the Factor notice and 30 days to cure the default.

Contractor confirms each of the following:

(a)           the plans and specifications as they currently exist are sufficient to enable the Company to complete the work pursuant to the Construction Agreement.

(b)           Contractor has sufficient financing prior to the Company commencing or continuing the work described in the Construction Agreement.

(c)           Contractor will pay Factor amounts due Company, assigned to Factor, as and when Contractor receives such payments from owner, subject to Company’s compliance with the terms of the Construction Agreement.

(d)           Contractor will not materially change any provision of the Construction Agreement that would negatively affect the payment or the amount of any sums due Company, assigned to Factor, without Factor’s advance written consent.

(e)           Contractor will pay Purchaser all sums otherwise due Seller pursuant to the terms of the Construction Agreement unless and until Purchaser provides Contractor with written notice otherwise.

Dated:
“CONTRACTOR”
[NAME OF NAME OF CONTRACTOR]

	By:	___________________________
Name: ___________________
Its: _____________________

21

Annex A

Schedule of Certain Fees, Expenses, Charges and Other Items

Advance Rate: 85%
Aging and Collection Fee: N/A
Aging and Collection Fee Start Date: N/A
Clearance Days: 3
Invoice Daily Fee: N/A
Default Rate: The lesser of 24% per annum or the maximum rate allowed by law.

Funds Usage Daily Fee: For the initial calendar month period from and after the Effective Date, the Funds Usage Daily Fee shall be .0333% per day. Thereafter, the Funds Usage Daily Fee shall be set on the first day of the calendar month based on the average amount of the Balance Subject to Funds Usage Daily Fee for the previous calendar month, as follows:

Average Amount of Balance Subject to Funds Usage Daily Fee	Funds Usage Daily Fee
Greater than $10,000,000.00	0333% per day
Between $5,000,000.00 and $10,000,000.00	025% per day
Less than $5,000,000.00	0222% per day
Loan Origination Fee: $ N/A
Maximum Amount: $11,000,000
Misdirected Payment Fee: 15%.
Missing Notation Fee: 15%.
Notice to Seller: ___________________________
Purchase Fee: N/A

22

Effective February 24, 2021

LS DE LLC

LSQ Funding Group L.C.

Attention: Richard Lee

Dear Mr. Lee,

This Letter shall supplement and be made a part of the Amended and Restated Invoice Purchase Agreement, entered between you and us, of substantially even date herewith (with all Addendums and modifications thereto, the “AIPA”). All capitalized terms used herein and not otherwise defined in this Letter shall have that meaning as set forth in the AIPA. In the event of a conflict within the terms and provisions of this Letter and the terms and provisions of the AIPA, the terms of this Letter shall govern. In all other respects, the AIPA, as amended, modified, and supplemented hereby, shall remain in full force and effect.

As relayed in the AIPA, we are acquiring the Commercial Division assets from Petersen-Dean subject to the terms of the APA, the Sale Order (as defined in the APA entered between us and Petersen-Dean), and the Assignment and Assumption Agreement, entered between you and us (the “Sale Transaction”).

As you have required, and we hereby provide, as additional consideration for your consent to the Sale Transaction, we agree that:

1)	within thirty (30) days of the Effective Date of the AIPA, we will deliver to you funds sufficient to paydown the Obligations under the AIPA to an amount equal to or less than $8,000,000.00; and

2)	within ninety (90) days of the Effective Date of the AIPA, we will deliver to you funds sufficient to paydown the Obligations under the AIPA to an amount equal to or less than $6,000,000.00.

We acknowledge and agree that neither the Cash Bid (as defined in the APA) nor any portion thereof paid to you, will be applied to the Obligations under the AIPA or be credited toward our commitment under this Letter.

We understand that, in reliance on our commitment under this Letter, you have also agreed to the following supplemental terms for the AIPA. Upon the Effective Date of the AIPA, and provided there is no Event of Default after the Closing (as defined in the APA), including under our obligations as stated in this Letter, the AIPA will be supplemented as follows:

1)

As a supplement to Section 16 of the AIPA, for the initial ninety (90) day period following the Effective Date, no Event of Default will exist under the AIPA on account of any default that existed under the Original IPA as of the Closing; and

Upon termination of the AIPA, with indefeasible payment in full of the Obligations due to you and our provision of releases in your favor, all in accordance with Sections 18.1 and 18.5 of the AIPA, all liens and security interests held by you in the Collateral will be automatically terminated and released, and you will pay to us the proceeds of the Accounts that you may receive thereafter for a period of up to sixty days. After such sixty-day period, you will return such payments to the maker.

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2)	Section 7 of the AIPA shall be deleted in its entirety and replaced as follows:

“7. Repurchase of Accounts. Upon five (5) Business Days’ notice of demand by Purchaser, Seller shall repurchase any Purchased Account that Purchaser determines in its sole discretion is uncollectible or is otherwise no longer an Eligible Account, for any reason other than other than willful misconduct of Seller, and shall pay to Purchaser the then unpaid Face Amount of the Account, together with any accrued but unpaid fees relating to the Account. Seller shall immediately repurchase any Purchased Account on demand of Purchaser where Purchaser determines in its sole discretion that such Purchased Account is uncollectible or is otherwise no longer an Eligible Account as a result of willful misconduct of the Seller.”

We hereby acknowledge and agree that the Assignment and Assumption Agreement and the AIPA, as supplemented hereby, are enforceable according to their respective terms, and that your rights thereunder are expressly reserved.

Very truly yours,

SOLARJUICE AMERICAN INC.

_____________________________

Name:
Title:

ACKNOWLEDGED AND AGREED:

LS DE LLC

LSQ FUNDING GROUP L.C.

_____________________________

Name:
Title:

24